Exhibit 99.3

PRESS RELEASE

FORTUNEX ACQUISITION CORPORATION ANNOUNCES EXERCISE OF

OVER-ALLOTMENT OPTION

New York, NY, May 28, 2026 — FortuneX Acquisition Corporation (Nasdaq: FXACU or the “Company”) today announced that the underwriters of its recently announced initial public offering exercised their over-allotment option to purchase an additional 1,125,000 units at the public offering price of $10.00 per unit, bringing the total units sold to 8,625,000. The closing of the over-allotment option is expected to occur on May 28, 2026, subject to the satisfaction of customary closing conditions.

Each unit consists of one ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share, subject to adjustments. The units are listed on the Nasdaq Global Market and began trading under the ticker symbol “FXACU” on May 22, 2026. Once the securities comprising the units begin separate trading, the ordinary share and rights are expected to be listed on Nasdaq under the symbols “FXAC” and “FXACR,” respectively

Polaris Advisory Partners, a division of Kingswood Capital Partners LLC, served as the sole book-running manager for the offering.

Celine and Partners, P.L.L.C. served as legal counsel to the Company. O’Melveny & Myers LLP served as legal counsel to Polaris Advisory Partners LLC. FortuneX Investment Partners Limited is the Sponsor of the Company.

A registration statement on Form S-1 relating to the securities (File No. 333-295053) was previously filed with the Securities and Exchange Commission (“SEC”) and was declared effective on May 19, 2026 pursuant to Section 8(a) of the Securities Act of 1933, as amended. This offering is being made only by means of a prospectus forming part of the effective registration statement. Copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov. Copies of the prospectus may be obtained, when available, by contacting Kingswood Capital Partners, LLC, 126 East 56th Street, Suite 22S, New York, NY 10022, or by calling 212-487-1080 or emailing Syndicate@kingswoodUS.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The offering may be made only by means of the prospectus relating to the offering.

About FortuneX Acquisition Corporation

The Company is a blank check company incorporated in the Cayman Islands as an exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. While the Company intends to conduct a global search for potential targets without geographic limitations, its management team has experience investing in and building businesses across the Asia-Pacific region and possesses a strong understanding of the region’s business environment, regulatory landscape and culture. The Company will not pursue an initial business combination with any entity based in, or having the majority of its operations in, Greater China. The Company is led by Mr. Daniel M. McCabe, the Company’s Chairman, Chief Executive Officer and Chief Financial Officer.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Daniel M. McCabe

Chief Executive Officer

FortuneX Acquisition Corporation

(212) 612-1400